ING
REAL ESTATE
INVESTMENT MANAGEMENT
March 14, 2005

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
Attn: Asset-Backed Securities Trust Services Group - Wachovia Bank Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12

Wachovia Bank, National Association NC 1075
8739 Research Drive URP4
Charlotte, NC 28262
Attn: Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C12

Fitch Ratings
One State Street Plaza
New York, NY 10004
Attn: Commercial Mortgage Surveillance

ABN AMRO Incorporated
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attn: Global Securitization Trust Services Group Wachovia Bank Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, NC 28288
Attn: William J. Cohane, Director

Clarion Capital, LLC
230 Park Avenue 12th Floor
New York, NY 10169
Attn: Stephen Baines

S & P Ratings Services
55 Water Street, 10 th Floor
New York, NY 10041
Attn: CMBS Surveillance Department

RE: Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-
Through Certificates Series 2004-C12

Dear Sir or Madam:

This Officer's Certificate is provided to you by Clarion Partners, LLC ("Clarion")
pursuant to Section 3.14 of that certain Pooling and Servicing Agreement ("PSA") dated as of July 1, 2004 relative to the above referenced securitization for which Clarion acts as
Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Clarion, hereby informs you that (i) a review of the activities of the Special Servicer and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this
Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, it has been noted herein, and (iii) the Special
Servicer has received no notice regarding qualification, or challenging the status, of
REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the
Internal Revenue Service or any other governmental agency or body.
Sincerely,

Clarion Partners, LLC
A New York limited liability company,
its authorized agent

By: /s/ Bruce G. Morrison
Bruce G. Morrison
Authorized Signatory

ING CLARION
230 Park Avenue, New York, NY 10169
T 212.883.2517 F 212.883.2817
E bruce.morrison@ingclarion.com
www.ingclarion.com